UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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 MARTIN MIDSTREAM PARTNERS L.P.
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Martin Midstream Partners, L.P.
4200 Stone Road
Kilgore, Texas 75662

April 21, 2017
To our common unitholders:
You are cordially invited to attend a special meeting of the common unitholders of Martin Midstream Partners L.P. (“MMLP” or the “Partnership”) to be held at the Partnership's offices located at 4200 Stone Road, Kilgore, Texas 75662 on May 26, 2017, at 10:00 a.m., Kilgore, Texas time. The board of directors of Martin Midstream GP LLC (the “Company”), our general partner, which we refer to as our Board, has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following proposals:

•
a proposal (the “LTIP Proposal”) to approve the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the “New LTIP”), which, among other things, replaces the Martin Midstream Partners L.P. Amended and Restated Long-Term Incentive Plan (the “Current LTIP”) and increases the maximum amount of common units available to be issued in the form of restricted units to certain key employees, officers, and directors of the Martin Group (as defined in the New LTIP) and consultants and advisors to the Martin Group; and

•
a proposal (the “Adjournment Proposal”) to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Our Board has approved the New LTIP. Our Board believes that the New LTIP is in the best interests of our unitholders and the Partnership and unanimously recommends that the unitholders approve the New LTIP.
The Current LTIP permits us to issue a maximum of 725,000 of our common units with respect to awards under the Current LTIP, 241,667 of which may be awarded in the form of restricted units and 483,333 of which may be awarded in the form of unit options. As of April 21, 2017, awards for approximately 195,000 common units in the form of restricted units had been granted and approximately 47,000 common units in the form of restricted units remained available for issuance with respect to awards under the Current LTIP. We expect more than the remaining common units available for grant to be awarded in 2017 and, therefore, we are seeking approval to provide for, among other things, additional common units for awards to certain key employees, officers, and directors of the Martin Group and consultants and advisors to the Martin Group under the New LTIP. The New LTIP contains provisions permitting us to issue a maximum of 3,000,000 common units in the form of restricted units. A copy of the New LTIP is attached to this proxy statement as Exhibit A.
Your vote is very important. Even if you plan to attend the special meeting, we urge you to vote your common units electronically, via the Internet or by telephone, or by submitting your marked, signed and dated proxy card. You will retain the right to revoke it at any time before the vote, or to vote your common units personally if you attend the special meeting. The proxy provides unitholders the opportunity to vote on the LTIP Proposal and the Adjournment Proposal. Voting your common units electronically, via the Internet or by telephone, or by submitting a proxy card will not prevent you from attending the special meeting and voting in person. Please note, however, that if you hold your common units through a broker or other nominee, and you wish to vote in person at the special meeting, you must obtain from your broker or other nominee a proxy issued in your name.
The New LTIP will not be effective unless approved by the unitholders. A quorum of more than 50% of our outstanding common units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Our partnership agreement does not require that we present the New LTIP to our unitholders for approval. However, under the rules of the National Association of Securities Dealers Automated Quotations ("NASDAQ"), the New LTIP requires the approval of a majority of the votes cast by our unitholders. Approval of the Adjournment Proposal requires the approval of a majority of the outstanding common units that are represented either in person or by proxy at the special meeting.
Our Board unanimously recommends that the common unitholders vote “FOR” the LTIP Proposal, which the Board believes is an important tool to attract and retain qualified individuals who are essential to the future success of the Partnership, and “FOR” the Adjournment Proposal.
I urge you to review carefully the attached proxy statement, which contains a detailed description of the LTIP Proposal and the Adjournment Proposal to be voted upon at the special meeting.
Sincerely,

Ruben S. Martin
President and Chief Executive Officer of
Martin Midstream GP LLC
on behalf of Martin Midstream Partners L.P.

NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS
To Be Held On May 26, 2017
To our common unitholders:
A special meeting of our common unitholders will be held at the Partnership's offices located at 4200 Stone Road, Kilgore, Texas 75662 on May 26, 2017, at 10:00 a.m., Kilgore, Texas time. At the meeting, our unitholders will act on a proposal (the “LTIP Proposal”) to approve the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the “New LTIP”), which, among other things, replaces the Martin Midstream Partners L.P. Amended and Restated Long-Term Incentive Plan (the “Current LTIP”) and increases the maximum amount of common units available to be issued in the form of restricted units to certain key employees, officers, and directors of the Martin Group (as defined in the New LTIP) and consultants and advisors to the Martin Group. A copy of the New LTIP is attached to this proxy statement as Exhibit A. Our common unitholders may also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the New LTIP (the “Adjournment Proposal”).
The proxy provides common unitholders the opportunity to vote on the LTIP Proposal. However, the New LTIP will not become effective unless approved by the unitholders. A quorum of more than 50% of our outstanding common units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Our partnership agreement does not require that we present the New LTIP to our unitholders for approval. However, under the rules of the National Association of Securities Dealers Automated Quotations ("NASDAQ"), the New LTIP requires the approval of a majority of the votes cast by our unitholders. Approval of the Adjournment Proposal requires the approval of a majority of the outstanding common units that are represented either in person or by proxy at the special meeting.
Our Board has fixed the close of business on April 6, 2017 as the record date for the determination of holders of common units entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. As of April 6, 2017, 38,452,562 common units were outstanding and entitled to vote. A complete list of such unitholders will be available for inspection in our offices at 4200 Stone Road, Kilgore, Texas, 75662, during normal business hours upon written demand by any holder of our common units.
Your Vote is Very Important. If you cannot attend the special meeting, you may vote your common units electronically, via the Internet or by telephone or, by mailing the proxy card in the enclosed postage-prepaid envelope. Any common unitholder attending the meeting may vote in person, even though he or she already has returned a proxy card.
BY ORDER OF THE BOARD OF DIRECTORS
OF MARTIN MIDSTREAM GP LLC,
the general partner of MARTIN MIDSTREAM PARTNERS L.P.

Ruben S. Martin
President and Chief Executive Officer of
Martin Midstream GP LLC
on behalf of Martin Midstream Partners L.P.

Kilgore, Texas
April 21, 2017

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED APRIL 21, 2017.
YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SPECIAL
MEETING TO BE HELD ON MAY 26, 2017
The Notice of Special Meeting of Common Unitholders and the Proxy Statement for
the Special Meeting are available at http://www.martinmidstream.com.

Martin Midstream Partners, L.P.
4200 Stone Road
Kilgore, Texas 75662

PROXY STATEMENT
SPECIAL MEETING OF COMMON UNITHOLDERS
May 26, 2017

This proxy statement contains information related to the special meeting of unitholders of Martin Midstream Partners L.P. (the “Partnership”) and any postponements or adjournments thereof. This proxy statement and the accompanying proxy are first being mailed to our unitholders on or about April 21, 2017. References in this proxy statement to “common units” refer to common units as they are defined in that certain Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., dated as of November 25, 2009, as amended (the “Partnership Agreement”). References in this proxy statement to “unitholders” refer to refer to limited partners of the Partnership owning our common units.

QUESTIONS AND ANSWERS
The following is qualified in its entirety by the more detailed information contained in or incorporated by reference in this proxy statement. Unitholders are urged to read carefully this proxy statement in its entirety. FOR ADDITIONAL COPIES OF THIS PROXY STATEMENT OR PROXY CARDS, OR IF YOU HAVE ANY QUESTIONS ABOUT THE SPECIAL MEETING, PLEASE CONTACT OUR PROXY SOLICITOR, GEORGESON LLC, TOLL-FREE AT 1-866-296-6841.

Q:	Who is soliciting my proxy?
A:
The board of directors (the “Board”, which we refer to as our Board) of Martin Midstream GP LLC, our general partner (the “General Partner”), is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of unitholders. Certain directors and officers of our General Partner, employees of the Martin Group (as defined in the New LTIP), and Georgeson LLC (a proxy solicitor) may also solicit proxies on our behalf by mail, phone, fax or in person.

Q:	How will my proxy be voted?
A:
Unless you give other instructions on your proxy card, a properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) FOR:

	•	a proposal (the “LTIP Proposal”) to approve the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the “New LTIP”); and
•
a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal (the “Adjournment Proposal”).

With respect to any other matter that properly comes before the special meeting, the proxy holders will vote as recommended by the Board, or, if no recommendation is given, in their own discretion.

Q:	When and where is the special meeting?
A:	The special meeting will be held at the Partnership's offices on May 26, 2017, at 10:00 a.m., Kilgore, Texas time.
However, if the Adjournment Proposal is approved by the affirmative vote of a majority of the outstanding common units that are represented either in person or by proxy at the special meeting, the meeting may be adjourned to another date and/or place for the purpose of soliciting additional proxies even if a quorum is present. The Partnership Agreement provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units represented either in person or by proxy.

Q:	What is the purpose of the special meeting?
A:
At the special meeting, our unitholders will act upon the LTIP Proposal, which, among other things, replaces the Martin Midstream Partners L.P. Amended and Restated Long-Term Incentive Plan (the “Current LTIP”) and increases the maximum amount of common units available to be issued in the form of restricted units to key employees, officers, and directors of the Martin Group and consultants and advisors to the Martin Group. A copy of the New LTIP is attached to this proxy statement as  Exhibit A . Our common unitholders will also act on the Adjournment Proposal.

Q:	Who is entitled to vote at the special meeting?
A:
All unitholders who owned our common units at the close of business on the record date, April 6, 2017, are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. As of April 6, 2017, 38,452,562 common units were outstanding and entitled to vote. Each unitholder that attends the special meeting may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:	How do I vote?
A:	If you are a unitholder of record at the close of business on the record date, you may vote your common units by proxy in advance of the special meeting by any of the following methods:
•
Internet. You may visit the Internet address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet address.

•
Telephone. You may call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

• Mail. You may mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope.

If you mail in your proxy card, it must be received by the Partnership before the voting polls close at the special meeting.
You may also attend the special meeting and vote your common units in person. Even if you plan to attend the special meeting, please vote your proxy in advance of the special meeting (by Internet, telephone or mail, as described above) as soon as possible so that your common units will be represented at the special meeting if for any reason you are unable to attend in person.
If you are a beneficial owner of common units held in street name, you must either direct your broker or other nominee as to how to vote your common units, or obtain a “legal” proxy from your broker or other nominee to vote at the special meeting. Please refer to the voter instruction cards provided by your broker or other nominee for specific instructions on methods of voting.

Q:	If my common units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my common units for me?
A:
If you own your common units in “street name” through a broker or other nominee, your broker or other nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or other nominee specific instructions, your common units will (i) not be voted and have no effect on the LTIP Proposal and (ii) not be voted and have no effect on the Adjournment Proposal. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered present at the meeting for purposes of determining the presence of a quorum.

Q:	What do I do if I want to change my vote?
A:	If you are a unitholder of record at the close of business on the record date, you may change your vote at any time before the voting polls close at the special meeting by:
	•	submitting a proxy with new voting instructions using the Internet or telephone voting system;
	•	delivering a later-dated, executed proxy card to the Secretary of our General Partner, 4200 Stone Road, Kilgore, Texas, 75662;
	•	delivering a written notice of revocation of your proxy to the Secretary of our General Partner, 4200 Stone Road, Kilgore, Texas, 75662; or
	•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of common units held in “street name” and you have instructed your broker or other nominee to vote your common units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	What is the recommendation of the Board?
A:
Our Board recommends that you vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal. In addition, on April 6, 2017, our Board, including each of our directors who meet the independence requirements of the NASDAQ, unanimously approved the LTIP.

Q:	What constitutes a quorum?
A:
If more than 50% of our outstanding common units on the record date are present in person or by proxy at the special meeting, such units will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

	•	are present and vote in person at the meeting; or
	•	have submitted a properly executed proxy card.

Proxies received but marked as abstentions will be counted as common units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Q:	What vote is required to approve the proposals?
A:
The LTIP Proposal requires the approval of a majority of the votes cast by our common unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all common units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “votes cast,” must be greater than 50% of the total number of our outstanding common units. Once the votes cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.

The proxy provides unitholders the opportunity to vote on the LTIP Proposal. However, the New LTIP will not be effective unless approved by the common unitholders.
Approval of the Adjournment Proposal requires the approval of a majority of the outstanding common units that are represented either in person or by proxy at the special meeting.
A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Q:	Who can I contact for further information?
A:	If you have questions about the special meeting or how to vote your shares, please contact:

GEORGESON LLC
1290 Avenue of the Americas
9th Floor
New York, New York, 10104
Unitholders May Call:
1-866-296-6841

THE PARTNERSHIP

We are a publicly traded limited partnership with a diverse set of operations focused primarily in the United States ("U.S.") Gulf Coast region. Our four primary business lines include:

•	Terminalling and storage services for petroleum products and by-products, including the refining of naphthenic crude oil and the blending and packaging of finished lubricants;

•	Natural gas liquids transportation and distribution services and natural gas storage;

•	Sulfur and sulfur-based products gathering, processing, marketing, manufacturing and distribution; and

•	Marine transportation services for petroleum products and by-products.

We were formed in 2002 by Martin Resource Management Corporation ("Martin Resource Management"), a privately-held company whose initial predecessor was incorporated in 1951 as a supplier of products and services to drilling rig contractors. Since then, Martin Resource Management has expanded its operations through acquisitions and internal expansion initiatives as its management identified and capitalized on the needs of producers and purchasers of petroleum products and by-products and other bulk liquids. Martin Resource Management is an important supplier and customer of ours. As of April 21, 2017, Martin Resource Management owned 16.3% of our total outstanding common limited partner units. Furthermore, Martin Resource Management controls Martin Midstream GP LLC, our general partner, by virtue of its 51% voting interest in MMGP Holdings, LLC ("Holdings"), the sole member of our general partner. Our general partner owns a 2.0% general partner interest in us and all of our incentive distribution rights. Martin Resource Management directs our business operations through its ownership interests in and control of our general partner.

PROPOSAL TO APPROVE THE MARTIN MIDSTREAM PARTNERS L.P. 2017 RESTRICTED UNIT PLAN

Our Board has approved the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the “New LTIP”), subject to the approval of our unitholders. The New LTIP is integral to our compensation strategy and our Board believes that increasing the aggregate number of common units that may be delivered with respect to awards under the New LTIP will provide the flexibility that we need to keep pace with our competitors and for the Partnership to effectively recruit, motivate and retain the caliber of employees and directors essential for our success. Accordingly, the New LTIP authorizes 3,000,000 common units to be available for delivery with respect to awards under the New LTIP. While we are cognizant of the potential dilutive effect of compensatory unit awards, we also recognize the significant motivational, retention and performance benefits that are achieved from making awards under the New LTIP.

Description of the New LTIP

The description of the New LTIP set forth below is a summary of the material features of the New LTIP. This summary, however, does not purport to be a complete description of all the provisions of the New LTIP. This summary is qualified in its entirety by reference to the New LTIP, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

The purpose of the New LTIP is to replace the Martin Midstream Partners L.P. Amended and Restated Long-Term Incentive Plan (the "Current LTIP") and to advance the interest of the Partnership and its affiliates by furnishing equity-based economic incentives. The New LTIP is also designed to enhance our ability to attract, retain, reward and motivate the services of certain key employees, officers, and directors of the General Partner, Martin Resource Management and their respective affiliates (collectively, the “Martin Group”) and consultants and advisors to the Martin Group who are essential for our growth and profitability and to encourage those individuals to devote their best efforts to advancing our business.

Important Features

The New LTIP has the following important features, which evidence our commitment to making responsible equity grants:

•	Limits are imposed on share recycling. Units withheld or tendered to pay withholding tax obligations shall not be made available for reissuance.

•
In the event there is a material restatement of our financial results, the Compensation Committee has the authority to review the awards granted under the New LTIP and take any action it deems appropriate, including terminating the awards or requiring repayment of award proceeds to us.

Common Units Subject to the New LTIP

If the New LTIP is approved by our unitholders, the maximum number of common units that may be delivered with respect to awards under the New LTIP will be 3,000,000 common units. The maximum number of common units that may be granted to any one individual during any calendar year may not exceed 150,000 common units. The limitations described in the preceding sentences may be adjusted upon a reorganization, unit split, recapitalization or other change in our capital structure.

The common units to be delivered under the New LTIP will consist, in whole or in part, of common units acquired in the open market, from the Partnership, from an affiliate, or from any other person. To the extent that an award is subsequently canceled, forfeited, or expires prior to the actual issuance of common units, whether in full or in part, the common units subject to the award may be used again with respect to new awards granted under the New LTIP. If common units are withheld or returned to the New LTIP from an award in order to satisfy tax withholding obligations with respect to that award, such common units may again be issued or delivered under the New LTIP.

Administration

The New LTIP will generally be administered by the Compensation Committee of the Board or by a subcommittee of that committee (in either case, the “Committee”), which will be comprised solely of two or more non-employee directors, each of whom will qualify as a “non-employee director” as defined in SEC Rule 16b-3. Specifically, the Committee has the full authority, subject to the terms of the New LTIP, to: (a) determine when and to whom awards will be granted; (b) determine the terms, provisions, and conditions of awards (including the number of common units subject to an award), which need not be identical and need not match any default terms set forth in the New LTIP, and amend or modify any outstanding awards; (c) correct any defect, supply any omission, or reconcile any inconsistency in the New LTIP or any award in the manner and to the extent it deems necessary or desirable to further the New LTIP’s objectives; (d) establish, amend, and rescind any rules or regulations relating to the administration of the New LTIP that it determines to be appropriate; (e) resolve all questions of interpretation or application of the New LTIP or awards; and

(f) make any other determination that it believes necessary or advisable for the proper administration of the New LTIP. The Committee may delegate its authority, subject to the terms of the New LTIP.

Eligibility

Key employees, officers, and directors of a Martin Group entity and persons providing services as consultants or advisors to a Martin Group entity will be eligible to receive awards if designated as a participate by the Committee under the New LTIP. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee may delegate to appropriate officers of our General Partner its authority to designate participants, and to determine the size and type of awards to be received by those participants, and to set and modify the terms of such awards.

Term of the New LTIP

The term of the New LTIP will expire on the earlier of (1) the date it is terminated by the Committee and; (2) the date common units are no longer available under the New LTIP for delivery pursuant to awards. No awards may be granted after May 26, 2027, but previously-granted awards may continue beyond that date in accordance with their terms.

Awards Under the New LTIP

Restricted Units.  A restricted unit is a common unit issued under the New LTIP that is subject to vesting conditions. Once these conditions are fulfilled, the grantee is entitled to full ownership of the common unit without restrictions. The Committee may determine to make grants under the New LTIP to key employees, officers, and directors of the Martin Group and consultants and advisors to the Martin Group containing such terms as the Committee shall determine under the New LTIP. The Committee will determine the period over which restricted units granted to employees and directors will vest. The Committee may base its determination upon the achievement of specified financial objectives. Distributions made by the Partnership with respect to restricted units subject to the awards will be paid to the participant at the same time distributions are made to other unitholders. In addition, the restricted units will vest upon a “change in control” (as defined in the New LTIP).

Adjustments

In the event that any distribution (whether in the form of cash, common units, other securities, or other property), recapitalization, split, reverse split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or stock, or exchange of common units or other securities of the Partnership, issuance of warrants or other rights to purchase common units or other securities of the Partnership, or other similar transaction or event affects the common units, then the Committee will, in such manner as it, in its discretion may deem equitable, adjust any or all of (a) the number and type of common units (or other securities or property) with respect to which awards may be granted, (b) the number and type of common units (or other securities or property) subject to outstanding awards, and (c) any other limitations contained within the New LTIP or, subject to the New LTIP, make provision for a cash payment to the holder of an outstanding award; provided, that the number of common units subject to any award will always be a whole number.

Miscellaneous

New LTIP Amendment and Termination

The Committee may at any time amend the New LTIP or any outstanding award for any purpose which may at the time be permitted by applicable laws, and may at any time terminate the New LTIP as to any future grants of awards. However, except as permitted by the New LTIP, the Committee may not, without the participant’s consent, alter the terms of an outstanding award so as to adversely affect the participant’s rights under the award agreement, unless the Committee expressly reserved the right to do so at the time of the grant of the award.

Transferability

Unless otherwise expressly provided in the applicable award agreement, restricted units may not be transferred other than by will or by the laws of descent and distribution. Without limiting the foregoing, restricted units may not be assigned, pledged, hypothecated, or transferred in any way whatsoever without the consent of the Committee prior to the time they vest in accordance with the terms of the New LTIP and the applicable award agreement.

Rights Limited

No person will have any claim to be granted any award under the New LTIP and the terms and conditions of awards need not be the same with respect to each participant. Nothing in the New LTIP will be construed as giving any person the right to continued

service with the Partnership or any Martin Group entity or in any way limit their right to terminate the participant’s service at any time. The loss of existing or potential profit in awards will not constitute an element of damages in the event of termination of service for any reason, even if the termination is in violation of an obligation of the Partnership or any Martin Group entity to the participant.

Unfunded Plan

This New LTIP is unfunded. Neither the New LTIP nor any award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership or any participating Martin Group entity and a participant or any other person. To the extent that any Person acquires a right to receive payments from the Partnership or a Martin Group entity pursuant to an award, such right will be no greater than the right of any general unsecured creditor of the Partnership or the Martin Group entity.

Other Compensation Arrangements

The adoption of the New LTIP will not affect any other compensation or incentive plans in effect for the Partnership or any Martin Group entity.

Tax Withholding

Unless other arrangements are made, we or one of our affiliates are authorized to withhold from any award, from any payment due or transfer made under any New LTIP award, or from any compensation or other amount owing to a participant, the amount (in cash, common units, or other property) of any applicable taxes payable with respect to the grant of an award, its settlement, its exercise, the lapse of restrictions applicable to an award or in connection with any payment relating to an award or the transfer of an award, and to take such other actions as may be deemed necessary or appropriate to satisfy the withholding obligations with respect to a New LTIP award.

United States Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the New LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the New LTIP may vary depending on the particular circumstances and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Restricted Units

In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award in an amount equal to the fair market value of the common units when such common units are fully vested and actually received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (1) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or (2) when the common units are received, in cases where a participant makes a valid election under Code Section 83(b). In addition, the participant will be subject to ordinary income tax upon the payment of the cash distributions made by the Partnership with respect to a common unit during the period such restricted unit is outstanding.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common units. Directors must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the New LTIP. Distributions that are received by a participant prior to the time that the common units underlying an award are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the common units, and the participant’s capital gains holding period in those common units will commence on the later of the date the common units are received or the restrictions lapse (provided that, if a valid election under Code Section 83(b) is made with respect to restricted units, then the holding period in such units will begin on the date of receipt of the units).

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Section 409A of the Code.

Section 409A of the Code generally provides that any non-qualified deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals or (3) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the holder of the deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a violation of Section 409A of the Code, nonqualified deferred compensation amounts may only be paid out on a separation from service, disability, death, change-in-control, an unforeseen emergency (other than death) or a specified time (all as defined under Section 409A of the Code). Furthermore, an election to defer compensation must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and the imposition of the excise tax. It is our intention that no award under the New LTIP be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Committee determines otherwise. The terms and conditions governing any awards that the Committee determines will be subject to Section 409A of the Code will be set forth in an award agreement that will be drafted with the intent to comply with Section 409A of the Code.

Limited Partnership Interest

We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, each holder of our common units is required to report on his income tax return his share of our income, gains, losses and deductions in computing his federal income tax liability, regardless of whether cash distributions are made to him by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually at the beginning of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses, and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A, and may not file his federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his tax return.

Plan Benefits under the New LTIP

The awards, if any, that will be made to eligible persons under the New LTIP are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or the number of common units subject to awards that may be granted in the future to key employees, officers and directors of the Martin Group and consultants and advisors to the Martin Group under the New LTIP. Furthermore, because all awards under the New LTIP are discretionary, it is not possible to determine which awards would have been granted during the prior fiscal year had the New LTIP been in effect at that time. Therefore, the New Plan Benefits Table is not provided.

We made annual equity grants under the Current LTIP to members of our board of directors in 2016, which are reported in the Executive Compensation section of this proxy statement. If the New LTIP is approved, we may grant awards to key employees, officers and directors of the Martin Group and consultants and advisors to the Martin Group under the New LTIP in 2017, but the amount of any such grants is not determinable at this time. Such awards may be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to such awards will be determined at the time of grant.

Vote Required

Under the NASDAQ Manual, the approval of a majority of the votes cast by our common unitholders is required to approve the LTIP Proposal. Votes “for” and “against” and abstentions count as votes cast. Thus, abstentions have the effect of a vote against the LTIP Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal.

Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE LTIP PROPOSAL.
INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE NEW LTIP

Our executive officers, employees of the Martin Group, and the members of our board of directors will be eligible to receive awards under the New LTIP if it is approved. Accordingly, the members of our board of directors and our executive officers have a substantial interest in the approval of the LTIP Proposal.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND
CORPORATE GOVERNANCE

The following table shows information for the directors and executive officers of our general partner. Directors and executive officers are elected for one-year terms.

Name	Age	Position with the General Partner
Ruben S. Martin	65	President, Chief Executive Officer and Director
Robert D. Bondurant	58	Executive Vice President and Chief Financial Officer and Director
Randall L. Tauscher	51	Executive Vice President and Chief Operating Officer
Chris H. Booth	47	Executive Vice President, Chief Legal Officer, General Counsel and Secretary
Scot A. Shoup	56	Senior Vice President of Operations
C. Scott Massey	64	Director
James M. Collingsworth	62	Director
Byron R. Kelley	69	Director
Sean P. Dolan	43	Director
Zachary S. Stanton	41	Director

Ruben S. Martin serves as President, Chief Executive Officer and a member of the board of directors of our general partner. Mr. Martin has served in such capacities since June 2002. Mr. Martin has served as President of Martin Resource Management since 1981 and has served in various capacities within the company since 1974.   Mr. Martin holds a Bachelor of Science degree in industrial management from the University of Arkansas.  Mr. Martin was selected to serve as a director on our general partner's board of directors due to his depth of knowledge of the Partnership, including its strategies and operations, his business judgment and his position within the Partnership.

Robert D. Bondurant serves as Executive Vice President and Chief Financial Officer and a member of the board of directors of our general partner. Mr. Bondurant has served in such capacities since June 2002. Mr. Bondurant joined Martin Resource Management in 1983 as Controller and subsequently was appointed Chief Financial Officer and a member of its board of directors in 1990. Mr. Bondurant served in the audit department at Peat Marwick, Mitchell and Co. from 1980 to 1983. Mr. Bondurant holds a Bachelor of Business Administration degree in accounting from Texas A&M University and is a Certified Public Accountant, licensed in the state of Texas.

Randall L. Tauscher serves as Executive Vice President and Chief Operating Officer of our general partner. Mr. Tauscher has served in this capacity since August 2011.  From November 2007 through July 2011, Mr. Tauscher served as Executive Vice President.  Prior to joining Martin, Mr. Tauscher was employed by Koch Industries for over 18 years, most recently as Senior Vice President of the Koch Carbon Division.  Mr. Tauscher earned a Bachelor of Business Administration degree from Kansas State University.

Chris H. Booth serves as Executive Vice President, Chief Legal Officer, General Counsel and Secretary of our general partner.  Mr. Booth has served as an officer of our general partner since February 2006.  Mr. Booth joined Martin Resource Management in October 2005.  Prior to joining Martin Resource Management, Mr. Booth was an attorney with the law firm of Mehaffy Weber located in Beaumont, Texas.  Mr. Booth holds a Doctor of Jurisprudence degree and a Masters of Business Administration degree with a concentration in finance from the University of Houston.  Additionally, Mr. Booth holds a Bachelor of Science degree in business management from LeTourneau University.  Mr. Booth is an attorney licensed to practice in the state of Texas.

Scot A. Shoup serves as Senior Vice President of Operations for our general partner. Mr. Shoup joined Martin in May 2011. Prior to joining Martin, Mr. Shoup was employed by Exline, Inc. as Executive Vice President from 2005 to 2011 and was employed by Koch Industries in various capacities for 18 years. Mr. Shoup holds a bachelor of science degree in Civil Engineering from the University of Kansas.

C. Scott Massey serves as a member of the board of directors of our general partner. Mr. Massey has served as a Director since June 2002. Mr. Massey has been self employed as a Certified Public Accountant since 1998. From 1977 to 1998, Mr. Massey worked for KPMG Peat Marwick, LLP in various positions, including, most recently, as a Partner in the firm's Tax Practice - Energy, Real Estate, Timber from 1986 to 1998. Mr. Massey received a Bachelor of Business Administration degree from the University of Texas at Austin and a Doctor of Jurisprudence degree from the University of Houston. Mr. Massey is a Certified Public Accountant, licensed in the states of Louisiana and Texas.  Mr. Massey was selected to serve as a director on our general partner's board of directors due to his extensive background in public accounting and taxation.  Mr. Massey qualifies as an "audit committee financial expert" under the Securities and Exchange Commission ("SEC") guidelines.

James M. Collingsworth serves as a member of the board of directors of our general partner. Mr. Collingsworth has spent 41 years in all facets of the midstream and petrochemical industry. In 2013, Mr. Collingsworth retired from Enterprise Products Company as a Sr. Vice President of Regulated NGL Pipelines & Natural Gas Storage. Mr. Collingsworth currently serves on the board of directors of NGL Energy Partners LP, and has served on the board of directors of Texaco Canada, Dixie Pipeline Company, Seminole Pipeline Company and the Petrochemical Feedstock Association of America. Mr. Collingsworth has served as a Director since October 2014. Mr. Collingsworth received a bachelor’s degree in Finance and Marketing from Northeastern State University. Mr. Collingsworth was selected to serve as a director on our general partner's board of directors due to his extensive corporate business experience.

Byron R. Kelley serves as a member of the board of directors of our general partner and also served as an Advisory Director from April 2011 to August 2012. On December 31, 2013, Mr. Kelley retired as CEO, President and a member of the board of directors of CVR Partners, LP, a chemical company engaged in the production of nitrogen based fertilizers and served in this position from June 2011 through December 2013. Prior to joining CVR Partners in June of 2011 he served as President, Chief Executive Officer and a member of the board of directors of Regency GP, LLC from April 2008 to November 2010. From 2004 through March of 2008, Mr. Kelley served as Senior Vice President and Group President of Pipeline and Field Services at CenterPoint Energy. Preceding his work at CenterPoint, Mr. Kelley served as Executive Vice President of Development, Operations and Engineering, and as President of El Paso Energy International. Mr. Kelley is a past member and Chairman of the board of directors of the Interstate National Gas Association and previously served as one of the association's representatives on the United States Natural Gas Council of America. Mr. Kelley received a Bachelor of Science degree in civil engineering from Auburn University. Mr. Kelley was selected to serve as a director on our general partner's board of directors due to his extensive corporate business experience.

Sean P. Dolan serves as a member of the board of directors of our general partner. Mr. Dolan has served as a Director since 2013. Mr. Dolan is a Managing Director of Alinda Capital Partners, which he joined in 2009. Prior to joining Alinda, Mr. Dolan spent over 12 years with Citigroup Global Markets in investment banking primarily focused in the energy sector. Mr. Dolan received a bachelor's degree from Georgetown University. Mr. Dolan was selected to serve as a director on our general partner's board of directors due to his affiliation with Alinda, his knowledge of the energy industry and his financial and business expertise.

Zachary S. Stanton serves as a member of the board of directors of our general partner.  Mr. Stanton was appointed to the board of directors on February 24, 2016.  Mr. Stanton is a Director of Alinda Capital Partners, which he joined in 2011.  Prior to joining Alinda, he was a Director at Zolfo Cooper, LLC, a consulting firm based in New York.  Mr. Stanton has over 15 years of experience focused on the corporate development and operations of energy and transportation infrastructure businesses as well as diversified industrial companies. Mr. Stanton received a bachelor's degree from Wesleyan University.  Mr. Stanton was selected to serve as a director on our general partner's board of directors due to his affiliation with Alinda, his knowledge of the energy industry, and his financial and business expertise.

Audit Committee

The members of the Audit Committee are Messrs. Massey (chairman), Kelley and Collingsworth.  The primary responsibilities of the Audit Committee are to assist the board of directors in its general oversight of our financial reporting, internal controls and audit functions, and it is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors.  The members of the Audit Committee of the board of directors of our general partner each qualify as "independent" under standards established by the SEC for members of audit committees, and the Audit Committee includes at least one member who is determined by the board of directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent" director.  C. Scott Massey is the independent director who has been determined to be an audit committee financial expert.  Unitholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Massey's experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose on Mr. Massey any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT1

The following table sets forth the beneficial ownership of our units as of April 21, 2017 held by beneficial owners of 5% or more of the units outstanding, by directors of our General Partner, by each executive officer and by all directors and executive officers of our General Partner as a group.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned (3)
MRMC ESOP Trust (4)	6,264,532	16.3%
Martin Resource Management Corporation (5)	6,264,532	16.3%
Martin Resource, LLC (5)	4,203,823	10.9%
Martin Product Sales LLC (5)	1,171,265	3.0%
Cross Oil Refining & Marketing Inc. (5)	889,444	2.3%
OppenheimerFunds, Inc. (2)	6,151,199	16.0%
Ruben S. Martin (6)	6,396,648	16.6%
Robert D. Bondurant	35,992	—%
Randall L. Tauscher	27,499	—%
Chris H. Booth	11,487	—%
Scot A. Shoup	6,469	—%
Sean Dolan	—	—%
Zachary S. Stanton	—	—%
C. Scott Massey (7)	31,000	—%
Byron R. Kelley	16,600	—%
James M. Collingsworth (8)	14,000	—%
All directors and executive officers as a group (10 persons) (9)	6,539,695	17.0%

(1)
The address for Martin Resource Management Corporation and all of the individuals listed in this table, unless otherwise indicated, is c/o Martin Midstream Partners L.P., 4200 Stone Road, Kilgore, Texas  75662.

(2)	The address for OppenheimerFunds, Inc. is 225 Liberty Street, New York, NY 10281.

(3)	The percent of class shown is less than one percent unless otherwise noted.

(4)
By virtue of its ownership of 85.90% of the outstanding common stock of Martin Resource Management Corporation ("Martin Resource Management"), the MRMC ESOP Trust (the "MRMC ESOP") is the controlling shareholder of Martin Resource Management, and may be deemed to beneficially own the 6,264,532 MMLP Common Units held by Martin Resource LLC, Cross Oil Refining & Marketing Inc., and Martin Product Sales LLC. Wilmington Trust Retirement and Institutional Services Company serves as trustee of the MRMC ESOP but all of its voting and investment decisions are directed by the board of directors of Martin Resource Management. The MRMC ESOP expressly disclaims beneficial ownership of the MMLP Common Units as voting and investment decisions are directed by the board of directors of Martin Resource Management.

(5)
Martin Resource Management is the owner of Martin Resource, LLC, Martin Product Sales LLC, and Cross Oil Refining & Marketing Inc., and as such may be deemed to beneficially own the common units held by Martin Resource LLC, Cross Oil Refining & Marketing Inc, and Martin Product Sales LLC.  The 4,203,823 common units beneficially owned by Martin Resource Management through its ownership of Martin Resource, LLC have been pledged as security to a third party to secure payment for a loan made by such third party.   The 1,171,265 common units beneficially owned by Martin Resource Management through its ownership of Martin Product Sales LLC have been pledged as security to a third party to secure payment for a loan made by such third party. The 889,444 common units beneficially owned by Martin Resource Management through its ownership of Cross Oil Refining & Marketing Inc. have been pledged as security to a third party to secure payment for a loan made by such third party.

(6)
Includes 130,697 common units owned directly by Mr. Martin, 46,477 of which are pledged to third parties to secure payment for loans. By virtue of serving as the Chairman of the Board and President of Martin Resource Management, Ruben S. Martin may exercise control over the voting and disposition of the securities owned by Martin Resource Management, and therefore, may be deemed the beneficial owner of the common units owned by Martin Resource

Management, which include 6,264,532 common units beneficially owned through its ownership of Martin Resource LLC, Cross Oil Refining & Marketing Inc. and Martin Product Sales LLC.

(7)	Mr. Massey may be deemed to be the beneficial owner of 1,500 common units held by his wife.

(8)	Mr. Collingsworth may be deemed to be the beneficial owner of 775 common units held by his wife.

(9)
The total for all directors and executive officers as a group includes the common units directly owned by such directors and executive officers as well as the common units beneficially owned by Martin Resource Management as Ruben S. Martin may be deemed to be the beneficial owner thereof.

Martin Resource Management owns a 51% voting interest in the holding company that is the sole member of our General Partner and, together with our General Partner, owns approximately 17.7% of our outstanding common limited partner units as of December 31, 2016.  The table below sets forth information as of December 31, 2016 concerning (i) each person owning beneficially in excess of 5% of the voting common stock of Martin Resource Management, and (ii) the beneficial common stock ownership of (a) each director of Martin Resource Management, (b) each executive officer of Martin Resource Management, and (c) all such executive officers and directors of Martin Resource Management as a group.  Except as indicated, each individual has sole voting and investment power over all shares listed opposite his or her name.

	Beneficial Ownership of Voting Common Stock
Name of Beneficial Owner(1)	Number of Shares	Percent of Outstanding Voting Stock
MRMC ESOP Trust (2)	180,698.67	85.90%
Martin ESOP Trust (3)	29,656.69	14.10%
Robert D. Bondurant (3)	29,656.69	14.10%
Randall Tauscher (3)	29,656.69	14.10%

(1)	The business address of each shareholder, director and executive officer of Martin Resource Management Corporation is c/o Martin Resource Management Corporation, 4200 Stone Road, Kilgore, Texas 75662.

(2)
The MRMC ESOP owns 210,355.36 shares of common stock of Martin Resource Management. Wilmington Trust Retirement and Institutional Services Company serves as trustee of the MRMC ESOP but all of its voting and investment decisions related to the unallocated shares of common stock are directed by the board of directors of Martin Resource Management. Of the common stock held by the MRMC ESOP, 98,225 shares of common stock are allocated to participant accounts, and 82,474 shares of common stock are unallocated.

(3)
Robert D. Bondurant and Randall Tauscher (the "Co-Trustees") are co-trustees of the Martin Employee Stock Ownership Trust which converted from a profit sharing plan known as the Martin Employees' Stock Profit Sharing Plan on January 1, 2014. The Co-Trustees exercise shared control over the voting and disposition of the securities owned by this trust.  As a result, the Co-Trustees may be deemed to be the beneficial owner of the securities held by such trust; thus, the number of shares of common stock reported herein as beneficially owned by the Co-Trustees includes the 29,657 shares owned by such trust.  The Co-Trustees disclaim beneficial ownership of these 29,657 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, Warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders (1)	—	$—	540,200
Total	—	$—	540,200

(1) Our general partner has adopted and maintains the Martin Midstream Partners L.P. Long-Term Incentive Plan.

In February 2016, we issued 4,600 restricted common units to independent directors under our long-term incentive plan.  These restricted common units vest in equal installments of 1,150 units on January 24, 2017, 2018, 2019 and 2020.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background

We are required to provide information regarding the compensation program in place as of December 31, 2016, for the CEO, CFO and the three other most highly-compensated executive officers of our general partner as reflected in the summary compensation table set forth below (the "Named Executive Officers").  This section should be read in conjunction with the detailed tables and narrative descriptions regarding compensation below.

We are a master limited partnership and have no employees.  We are managed by the executive officers of our general partner. These executive officers are employed by Martin Resource Management, a private corporation that has significant operations that are separate from ours. The executive officers of our general partner are also the executive officers of Martin Resource Management and devote significant time to the management of Martin Resource Management’s operations.  We reimburse Martin Resource Management for a portion of the indirect general and administrative expenses, including compensation expense relating to the service of these individuals that are allocated to us pursuant to the omnibus agreement between us and our general partner, as amended on October 1, 2012 ("Omnibus Agreement"). Under the Omnibus Agreement, we are required to reimburse Martin Resource Management for indirect general and administrative and corporate overhead expenses.   For the years ended December 31, 2016, 2015 and 2014, the conflicts committee of our general partner ("Conflicts Committee") approved reimbursement amounts of $13.0 million, $13.7 million and $12.5 million, respectively, reflecting our allocable share of such expenses.

Compensation Objectives

As we do not directly compensate the executive officers of our general partner, we do not have any set compensation programs. The elements of Martin Resource Management’s compensation program discussed below, along with Martin Resource Management’s other rewards, are intended to provide a total rewards package designed to yield competitive total cash compensation, drive performance and reward contributions in support of the businesses of Martin Resource Management and other Martin Resource Management affiliates, including us, for which the Named Executive Officers perform services. Although we bear an allocated portion of Martin Resource Management’s costs of providing compensation and benefits to the Named Executive Officers, we do not have control over such costs and do not establish or direct the compensation policies or practices of Martin Resource Management.  During 2016, Martin Resource Management paid compensation based on the performance of Martin Resource Management but did not set any specific performance-based criteria and did not have any other specific performance-based objectives.

Elements of Compensation

Martin Resource Management’s executive officer compensation package includes a combination of annual cash, long-term incentive compensation and other compensation.  Elements of compensation which the Named Executive Officers may be eligible to receive from Martin Resource Management consist of the following: (1) annual base salary; (2) discretionary annual cash awards; (3) awards pursuant to Martin Resource Management employee benefit plans and (4) where appropriate, other compensation, including limited perquisites.

Annual Base Salary.  Base salary is intended to provide fixed compensation to the Named Executive Officers for their performance of core duties with respect to Martin Resource Management and its affiliates, including us, and to compensate for experience levels, scope of responsibility and future potential. Base salaries are not intended to compensate individuals for extraordinary performance or for above average company performance. The base salaries of the Named Executive Officers are reviewed on an annual basis, as well as at the time of promotion and other changes in responsibilities or market conditions.

Discretionary Annual Cash Awards.  In addition to the annual base salary, the Named Executive Officers may be eligible to receive discretionary annual cash awards that, if awarded, are paid in a lump sum in the quarter following the end of the fiscal year.  These cash awards are designed to provide the Named Executive Officers with competitive incentives to help drive performance and promote achievement of Martin Resource Management’s business objectives.  Named Executive Officers may also be eligible to receive a cash award based upon their services provided to us in the event that any such Named Executive Officer has devoted a significant amount of their time to working for us.  Any such award is determined in accordance with the same methodologies as the discretionary annual cash awards for Martin Resource Management, as described below.

Employee Benefit Plan Awards.  The Named Executive Officers may be eligible to receive awards pursuant to the Martin Midstream Partners L.P. Long-Term Incentive Plan and Martin Resource Management employee benefit plans.  These employee benefit plan awards are designed to reward the performance of the Named Executive Officers by providing annual incentive opportunities tied to the annual performance of Martin Resource Management.  In particular, these awards are provided to the Named Executive Officers in order to provide competitive incentives to these executives who can significantly impact performance and promote achievement of the business objectives of Martin Resource Management.

Other Compensation.   Martin Resource Management generally does not pay for perquisites for any of the Named Executive Officers, other than general recreational activities at certain Martin Resource Management’s properties located in Texas, including aircraft. No perquisites are paid for services rendered to us.  Martin Resource Management provides an executive life insurance policy and long term disability policy for the Named Executive Officers with the annual premiums being paid by Martin Resource Management.  Martin Resource Management does not provide any greater allocation toward employee health insurance premiums than is provided for all other employees covered on the health benefits plan.

Compensation Methodology

The compensation policies and philosophy of Martin Resource Management govern the types and amount of compensation granted to each of the Named Executive Officers. The board of directors and Conflicts Committee have responsibility for evaluating and determining the reasonableness of the total amount we are charged under the Omnibus Agreement for managerial, administrative and operational support, including compensation of the Named Executive Officers, provided by Martin Resource Management.

Our allocation for the costs incurred by Martin Resource Management in providing compensation and benefits to its employees who serve as the Named Executive Officers is governed by the Omnibus Agreement. In general, this allocation is based upon estimates of the relative amounts of time that these employees devote to the business and affairs of our general partner and to the business and affairs of Martin Resource Management. We bear substantially less than a majority of Martin Resource Management’s costs of providing compensation and benefits to the Named Executive Officers.

When setting compensation for the Named Executive Officers, the elements of compensation above are considered holistically to provide an appropriate combination of compensation. Annual base salaries for the Named Executive Officers are determined by Mr. Ruben Martin, Chief Executive Officer, Mr. Robert Bondurant, Chief Financial Officer, Mr. Randall Tauscher, Chief Operating Officer, and Mrs. Melanie Mathews, Vice President-Human Resources (collectively, the "Management Compensation Committee of Martin Resource Management") based on a periodic performance review of each Named Executive Officer. Except in the case of an exceptional amount of time devoted to us, discretionary annual cash awards are based on the performance of Martin Resource Management. Annual discretionary cash awards, if any, are calculated first by allocating a portion of Martin Resource Management’s earnings as determined by the Management Compensation Committee of Martin Resource Management for distribution to key employees of Martin Resource Management. Upon such allocation, the Management Compensation Committee of Martin Resource Management, with input from appropriate business leaders determines the allocation and distribution of the bonus pool among such employees, including the Named Executive Officers. All decisions of the Management Compensation Committee of Martin Resource Management concerning the compensation of the Named Executive Officers are reviewed and approved by the Compensation Committee of the Board of Directors of Martin Resource Management, which is made up of Mr. Cullen M. Godfrey, an independent director of Martin Resource Management and Mr. Ruben Martin. With respect to employee benefit plan awards pursuant to plans maintained by the Partnership, the Management Compensation Committee of Martin Resource Management makes a recommendation as to whether such awards should be awarded to any employees. Any such employee plan awards are then considered and must be approved by the Compensation Committee and then are distributed to the employees, including Named Executive Officers, accordingly. Further, Martin Resource Management, with the approval of the Compensation Committee of the Board of Directors of Martin Resource Management or the Compensation Committee regularly reviews market data and relevant compensation surveys when setting base compensation and, when appropriate, engages compensation consultants.  Because he serves on both the Management Compensation Committee of Martin Resource Management and on the Compensation Committee of the Board of Directors of Martin Resource Management, Mr. Martin, as Chief Executive Officer, has significant authority in setting base salaries, discretionary annual cash award allocations and amounts and employee benefit award distributions.

Any awards granted under our long-term incentive plan, which to date have consisted of the grant of restricted common units and options to the independent directors and employees of our general partner, are approved by the Compensation Committee.

Determination of 2016 Compensation Amounts

During 2016, elements of all compensation paid to the Named Executive Officers by Martin Resource Management consisted of the following: (1) annual base salary; (2) discretionary annual cash awards; (3) awards pursuant to Martin Resource Management employee benefit plans; and (4) other compensation, including limited perquisites.  With respect to the Named Executive Officers, they were paid an allocated portion of their base salaries.

Annual Base Salary.  The portions of the annual base salaries paid by Martin Resource Management to the Named Executive Officers, which are allocable to us under our Omnibus Agreement with Martin Resource Management, are reflected in the summary compensation table below.  Based upon the agreement of our general partner with Martin Resource Management, we have reimbursed Martin Resource Management for approximately 52.4% of the aggregate annual base salaries paid to the Named Executive Officers by Martin Resource Management during 2016.  The foregoing agreement has been developed based on an assessment of the estimated percentage of the time spent by the Named Executive Officers managing our affairs, relative to the affairs of Martin Resource Management ranging from approximately 45% to 67%. Our Named Executive Officers are Mr. Ruben Martin, the President and Chief Executive Officer of our general partner, Mr. Robert Bondurant, an Executive Vice President and Chief Financial Officer of our general partner, Mr. Randall Tauscher, an Executive Vice President and Chief Operating Officer of our general partner, Mr. Chris Booth, the Executive Vice President, General Counsel and Secretary of our general partner, and Mr. Scot A. Shoup, Senior Vice President of Operations. Aggregate annual base salaries of the Named Executive Officers were not increased during 2016.

Discretionary Annual Cash Awards.  Discretionary annual cash awards paid to the Named Executive Officers which are allocable to us are reflected in the summary compensation table below.

Martin Midstream Partners L.P. Long-Term Incentive Plan

Our general partner has adopted the Martin Midstream Partners L.P. Long-Term Incentive Plan ("Current LTIP") for employees and directors of our general partner and its affiliates who perform services for us. The Current LTIP was amended in January 2006 to clarify the Partnership’s ability to grant restricted common units under the Current LTIP and to remove provisions relating to grants of distribution equivalent rights and phantom units.

The Current LTIP consists of two components, restricted units and unit options. The Current LTIP currently permits the grant of awards covering an aggregate of 725,000 common units, 241,667 of which may be awarded in the form of restricted units and 483,333 of which may be awarded in the form of unit options. The plan is administered by the Compensation Committee of our general partner’s board of directors.

Our general partner’s board of directors or the Compensation Committee, in their discretion, may terminate or amend the New Current at any time with respect to any units for which a grant has not yet been made. Our general partner’s board of directors or the Compensation Committee also have the right to alter or amend the Current LTIP or any part of the plan from time to time, including increasing the number of units that may be reserved for issuance under the plan subject to any applicable unitholder approval. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant.

Restricted Units.  A restricted unit is a unit that is granted to grantees with certain vesting restrictions. Once these restrictions lapse, the grantee is entitled to full ownership of the unit without restrictions. A phantom unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit, or in the discretion of the Compensation Committee, cash equivalent to the value of a common unit. The Compensation Committee may determine to make grants under the plan to employees and directors containing such terms as the Compensation Committee shall determine under the plan. The Compensation Committee will determine the period over which restricted units or phantom units granted to employees and directors will vest. The committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units or phantom units will vest upon a change of control of us, our general partner or Martin Resource Management or if our general partner ceases to be an affiliate of Martin Resource Management.

If a grantee’s employment or membership on the board of directors terminates for any reason, the grantee’s restricted units or phantom units will be automatically forfeited unless, and to the extent, the Compensation Committee provides otherwise. Common units to be delivered upon the vesting of restricted units or phantom units may be common units acquired by our general partner in the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any affiliate of our general partner or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. If we issue new common units upon vesting of the restricted units or phantom units, the total number of common units outstanding will increase.

We intend the issuance of the common units upon vesting of the restricted units or phantom units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

On February 23, 2016, we issued 4,600 restricted common units to each of our three independent directors under our Current LTIP.  These restricted common units vest in equal installments of 1,150 units on January 24, 2017, 2018, 2019, and 2020.

On February 24, 2015, we issued 2,400 restricted common units to each of our three independent directors under our Current LTIP.  These restricted common units vest in equal installments of 600 units on January 24, 2016, 2017, 2018, and 2019.

On October 29, 2014, we issued 2,000 restricted common units to a newly appointed independent director under our Current LTIP.  These restricted common units vest in equal installments of 500 units on October 29, 2015, 2016, 2017, and 2018.

On February 25, 2014, we issued 1,600 restricted common units to each of our four independent directors under our Current LTIP.  These restricted common units vest in equal installments of 400 units on January 24, 2015, 2016, 2017, and 2018.

Unit Options.  The Current LTIP currently permits the grant of options covering common units. As of December 31, 2016, we have not granted any common unit options to directors or employees of our general partner, or its affiliates. In the future, the Compensation Committee may determine to make grants under the plan to employees and directors containing such terms as the committee shall determine. Unit options will have an exercise price that, in the discretion of the committee, may not be less than the fair market value of the units on the date of grant. In general, unit options granted will become exercisable over a period determined by the Compensation Committee. In addition, the unit options will become exercisable upon a change in control of us, our general partner, Martin Resource Management or if our general partner ceases to be an affiliate of Martin Resource Management or upon the achievement of specified financial objectives.

Upon exercise of a unit option, our general partner will acquire common units in the open market or directly from us or any affiliate of our general partner or use common units already owned by our general partner, or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the difference between the cost incurred by our general partner in acquiring these common units and the proceeds received by our general partner from an optionee at the time of exercise. Thus, the cost of the unit options will be borne by us. If we issue new common units upon exercise of the unit options, the total number of common units outstanding will  increase, and our general partner will pay us the proceeds it received from the optionee.

Martin Resource Management Employee Benefit Plans

Martin Resource Management has employee benefit plans for its employees who perform services for us. The following summary of these plans is not complete but outlines the material provisions of these plans.

Martin Resource Management Purchase Plan for Units of Martin Midstream Partners L.P.  Martin Resource Management maintains a purchase plan for our units to provide employees of Martin Resource Management and its affiliates who perform services for us the opportunity to acquire an equity interest in us through the purchase of our common units. Each individual employed by Martin Resource Management or an affiliate of Martin Resource Management that provides services to us is eligible to participate in the purchase plan. Enrollment in the purchase plan by an eligible employee will constitute a grant by Martin Resource Management to the employee of the right to purchase common units under the purchase plan. The right to purchase common units granted by the Company under the purchase plan is for the term of a purchase period.

During each purchase period, each participating employee may elect to make contributions to his bookkeeping account each pay period in an amount not less than one percent of his compensation and not more than fifteen percent of his compensation. The rate of contribution shall be designated by the employee at the time of enrollment. On each purchase date (the last day of such purchase period), units will be purchased for each participating employee at the fair market value of such units. The fair market value of the Units to be purchased during such purchase period shall mean the closing sales price of a unit on the purchase date.

Martin Resource Management Employee Stock Ownership Plans.

MRMC Employee Stock Ownership Plan. Martin Resource Management maintains an employee stock ownership plan that covers employees who satisfy certain minimum age and service requirements ("ESOP"). Under the terms of the ESOP, Martin Resource Management has the discretion to make contributions in an amount determined by its board of directors. Those contributions are allocated under the terms of the ESOP and invested primarily in the common stock of Martin Resource Management. Participants in the ESOP become 100% vested upon completing six years of vesting service or upon their attainment of Normal Retirement Age (as defined in the plan document), permanent disability or death during employment. Any forfeitures of non-vested accounts may be used to pay administrative expenses and restore previous forfeitures of employees rehired before incurring five consecutive breaks-in-service. Any remaining forfeitures will be allocated to the accounts of employed participants. Participants are not permitted to make contributions including rollover contributions to the ESOP.

Martin Employee Stock Ownership Plan.  Martin Resource Management maintains an employee stock ownership plan that covers employees who satisfied certain minimum age and service requirements but no Employee shall become eligible to participate in the Plan on or after January 1, 2013. This plan is referred to as the "Martin Employee Stock Ownership Plan". Under the terms of the plan, Martin Resource Management has the discretion to make contributions in an amount determined by its board of directors. Those contributions are allocated under the terms of the Martin Employee Stock Ownership Plan and invested primarily in the common stock of Martin Resource Management. No contributions will be made to the Plan for any Plan Year commencing on or after January 1, 2013. The account balances of any participant who was employed by Martin Resource Management on December 31, 2012 shall be fully vested and non-forfeitable. This plan converted to an employee stock ownership plan on January 1, 2013.

Martin Resource Management 401(k) Profit Sharing Plan.  Martin Resource Management maintains a profit sharing plan that covers employees who satisfy certain minimum age and service requirements. This profit sharing plan is referred to as the "401(k) Plan." Eligible employees may elect to participate in the 401(k) Plan by electing pre-tax contributions up to 30% of their regular compensation and/or a portion of their discretionary bonuses. Matching contributions are made to the 401(k) Plan equal to 50% of the first 3% of eligible compensation.  Martin Resource Management may make annual discretionary profit sharing contributions in an amount at the plan year end as determined by the board of directors of Martin Resource Management. Participants in the 401(k) Plan become 100% vested in matching contributions immediately and become vested in the discretionary contributions made for them upon completing five years of vesting service or upon their attainment of age 65, permanent disability or death during employment.

Martin Resource Management Non-Qualified Option Plan.  In September 1999, Martin Resource Management adopted a stock option plan designed to retain and attract qualified management personnel, directors and consultants.  Under the plan, Martin Resource Management is authorized to issue to qualifying parties from time to time options to purchase up to 2,000 shares of its common stock with terms not to exceed ten years from the date of grant and at exercise prices generally not less than fair market value on the date of grant.  In November 2007, Martin Resource Management adopted an additional stock option plan designed to retain and attract qualified management personnel, directors and consultants. In December 2013, all outstanding options were exercised or redeemed in lieu of redemption. There are no outstanding options under this plan as of December 31, 2016.

Other Compensation

Martin Resource Management generally does not pay for perquisites for any of our named executive officers other than general recreational activities at certain Martin Resource Management’s properties located in Texas and use of Martin Resource Management vehicles, including aircraft.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation expense that was allocated to us for the services of the named executive officers for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Total Compensation
Ruben S. Martin, President and Chief Executive Officer	2016	$412,500	$—	$—	$412,500
	2015	$412,500	$—	$356,250	$768,750
	2014	$412,500	$—	$—	$412,500
Robert D. Bondurant, Executive Vice President and Chief Financial Officer	2016	$230,000	$—	$—	$230,000
	2015	$230,000	$—	$85,500	$315,500
	2014	$230,000	$—	$—	$230,000
Randall L. Tauscher, Executive Vice President and Chief Operating Officer	2016	$308,200	$—	$—	$308,200
	2015	$230,000	$—	$85,500	$315,500
	2014	$308,200	$—	$—	$308,200
Chris H. Booth, Executive Vice President, General Counsel and Secretary	2016	$165,240	$—	$—	$165,240
	2015	$146,880	$—	$71,250	$218,130
	2014	$165,240	$—	$—	$165,240
Scot A. Shoup, Senior Vice President of Operations	2016	$180,000	$—	$—	$180,000
	2015	$180,000	$—	$57,000	$237,000
	2014	$180,000	$—	$—	$180,000

(1) The amounts shown represent the grant date fair value of awards computed in accordance with FASB ASC 718, however, such awards are subject to vesting requirements which have not been met as it relates to the 2015 stock award. See Note 17 included in Item 8 herein for the assumptions made in our valuation of such awards.

Director Compensation

As a partnership, we are managed by our general partner.  The board of directors of our general partner performs for us the functions of a board of directors of a business corporation. Directors of our general partner are entitled to receive total quarterly retainer fees of $16,250 each which are paid by the general partner.  Martin Resource Management employees who are a member of the board of directors of our general partner do not receive any additional compensation for serving in such capacity.  Officers of our general partner who also serve as directors will not receive additional compensation. All directors of our general partner are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and from, and attendance at, meetings of the board of directors or committees thereof.  Each director will be fully indemnified by us for actions associated with being a director to the extent permitted under Delaware law.

The following table sets forth the compensation of our board members for the period from January 1, 2016 through December 31, 2016.

Name	Fees Earned Paid in Cash	Stock Awards	Total
Ruben S. Martin	$—	$—	$—
Robert D. Bondurant	$—	$—	$—
C. Scott Massey (1)	$65,000	$69,598	$134,598
Byron R. Kelley (1)	$65,000	$69,598	$134,598
James M. Collingsworth (1)	$65,000	$69,598	$134,598
Alexander W.F Black	$—	$—	$—
Sean P. Dolan	$—	$—	$—

(1) On February 23, 2016, the Partnership issued 4,600 restricted common units to each of three independent directors, C. Scott Massey, Byron R. Kelley, and James M. Collingsworth under our Current LTIP.  These restricted common units vest in equal installments of 1,150 units on February 24, 2017, 2018, 2019 and 2020, respectively.  In calculating the fair value of the award, we multiplied the closing price of our common units on the NASDAQ on the date of grant by the number of restricted common units granted to each director.

COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the general partner of Martin Midstream Partners L.P. has reviewed and discussed the Compensation Discussion and Analysis section of this report with management of the general partner of Martin Midstream Partners L.P. and, based on that review and discussions, has recommended that the Compensation Discussion and Analysis be included in this report.

Members of the Compensation Committee:

/s/ James M. Collingsworth
James M. Collingsworth, Committee Chair

/s/ Byron R. Kelley
Byron R. Kelley

/s/ C. Scott Massey
C. Scott Massey

Compensation Committee Interlocks and Insider Participation

Other than these independent directors, no other officer or employee of our General Partner or its subsidiaries is a member of the Compensation Committee.  Employees of Martin Resource Management, through our General Partner, are the individuals who work on our matters.

PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY
OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our common unitholders to vote on a proposal (the “Adjournment Proposal”) to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the New LTIP. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to adopt the New LTIP. If our common unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our common unitholders who have previously voted against adoption of the New LTIP.

Vote Required

Approval of the Adjournment Proposal requires the approval of a majority of the outstanding common units that are represented either in person or by proxy at the special meeting. Accordingly, abstentions will have the effect of a vote against the Adjournment Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” approval of the Adjournment Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE SPECIAL MEETING

Time and Place

The special meeting will be held at the Partnership's offices on May 26, 2017, beginning at 10:00 a.m., Kilgore, Texas time at 4200 Stone Road, Kilgore, Texas 75662.

Purpose

At the special meeting, our unitholders will act upon the following proposals:

•
A proposal (the “LTIP Proposal”) to approve the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the “New LTIP”) which, among other things, replaces the Martin Midstream Partners L.P. Amended and Restated Long-Term Incentive Plan (the “Current LTIP”) and increases the maximum amount of common units available to be issued in the form of restricted units to certain key employees, officers, and directors of the Martin Group.

•
A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal (the “Adjournment Proposal”).

Record Date

Our Board has fixed the close of business on April 6, 2017 as the record date for the determination of holders of common units entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. A complete list of such unitholders will be available for inspection in our offices at 4200 Stone Road, Kilgore, Texas, 75662, during normal business hours upon written demand by any holder of our common units.

Holders Entitled to Vote

All unitholders who owned our common units at the close of business on the record date April 6, 2017, are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.

Each unitholder is entitled to one vote for each common unit owned on all matters to be considered. On April 6, 2017, 38,452,562 common units were issued and outstanding.

Vote Required

Under the NASDAQ Manual, the New LTIP requires the approval of a majority of the votes cast by our unitholders. Votes “for” and “against” and abstentions count as votes cast. Thus, abstentions have the effect of a vote against the LTIP Proposal.

The form of proxy provides unitholders the opportunity to vote on the LTIP Proposal. However, the New LTIP will not be effective unless approved by the unitholders.

Approval of the Adjournment Proposal requires the approval of a majority of the outstanding common units that are represented either in person or by proxy at the special meeting. Abstentions have the effect of a vote against the Adjournment Proposal.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

If more than 50% of our outstanding common units on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card.

Proxies received but marked as abstentions will be counted as present for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Revocation of Proxies

If you are a unitholder of record at the close of business on the record date, you may change your vote at any time before the voting polls close at the special meeting by:

•	submitting a proxy with new voting instructions using the Internet or telephone voting system;

•	delivering a later-dated, executed proxy card to the Secretary of our General Partner, 4200 Stone Road, Kilgore, Texas, 75662;

•	delivering a written notice of revocation of your proxy to the Secretary of our General Partner, 4200 Stone Road, Kilgore, Texas, 75662; or

•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of common units held in street name and you have instructed your broker or other nominee to vote your common units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Solicitation

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mails, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your common units electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expense. We have retained Georgeson to aid in the solicitation of proxies. The fee paid to Georgeson is expected to be $8,500, plus reimbursement of its reasonable costs.

Adjournment

If the Adjournment Proposal is approved by the affirmative vote of a majority of the outstanding common units that are represented either in person or by proxy at the special meeting, the meeting may be adjourned to another date and/or place for the purpose of soliciting additional proxies even if a quorum is present. The Partnership Agreement provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units represented either in person or by proxy.

No Unitholder Proposals

Your common units do not entitle you to make proposals at the special meeting. Under the Partnership Agreement, only the Company can make a proposal at this meeting. The Partnership Agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding common units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (“Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our unitholders with respect to the LTIP Proposal.

HOUSEHOLDING MATTERS
Unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact our Investor Relations Department at (877)256-6644 or write to Investor Relations, Martin Midstream Partners L.P., P.O. Box 191, Kilgore, Texas, 75663-0191. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your common units through a bank, broker or other unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the unitholder of record.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE PARTNERSHIP

We are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.martinmidstream.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SPECIAL
MEETING TO BE HELD ON MAY 26, 2017

The Notice of Special Meeting of Common Unitholders and the Proxy Statement for the Special Meeting
are available at http://www.martinmidstream.com.

EXHIBIT A

MARTIN MIDSTREAM PARTNERS L.P.
2017 RESTRICTED UNIT PLAN

Martin Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby adopts this 2017 Restricted Unit Plan (the “Plan”). The Appendix, which is incorporated into this Plan by reference, defines the terms used in this Plan.

1.    Purpose. The purpose of the Plan is to advance the interests of the Partnership and its Affiliates by furnishing equity-based economic incentives (the “Awards”) designed to attract, retain, reward, and motivate certain key employees, officers, and directors of Martin Midstream GP, LLC (the “Company”), Martin Resource Management Corporation (“MRMC”) and their respective Affiliates (collectively, the “Martin Group”) and consultants and advisors to the Martin Group and to strengthen the mutuality of interests between those service providers and other unitholders of the Partnership.

2.Administration.

2.1Composition. The Plan will generally be administered by the Compensation Committee of the Board or by a subcommittee of that committee (in either case, the “Committee”) provided that the Committee shall include two or more disinterested members of the Board who shall be appointed by the Board. A member of the Board shall be deemed to be “disinterested” only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

2.2Authority.

(a)The Committee has plenary authority to administer the Plan, including granting Awards under the Plan and entering into agreements with, or providing notices to, Participants as to the terms of the Awards as provided in Section 4.2. Specifically, the Committee will have full and final authority and discretion over the Plan and any Awards granted under it, including, but not limited to, the right, power, and authority to: (i) determine when and to whom Awards will be granted under Section 3; (ii) determine the terms, provisions, and conditions of Awards (including the number of Units subject to an Award), which need not be identical and need not match any default terms set forth in the Plan, and amend or modify any outstanding Awards; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives; (iv) establish, amend, and rescind any rules or regulations relating to the administration of the Plan that it determines to be appropriate; (v) resolve all questions of interpretation or application of the Plan or Awards; and (vi) make any other determination that it believes necessary or advisable for the proper administration of the Plan.

(b)The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Agreements for Awards. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.

2.3Effect of Committee’s Determinations. Committee decisions in matters relating to the Plan will be final, binding, and conclusive on all Persons, including, but not limited to, the Partnership, its unitholders, each Martin Group entity, and each Participant and his or her heirs and beneficiaries.

2.4Term of Plan. No Awards may be granted after May 26, 2027, but previously-granted Awards may continue beyond that date in accordance with their terms.

3.Granting of Awards.

3.1Eligibility. Key Employees, officers, and directors of a Martin Group entity and Persons providing services as consultants or advisors to a Martin Group entity will become eligible to receive Awards under the Plan when designated as a Participant by the Committee. With respect to Participants not subject to Section 16 of the Exchange Act, the Committee may delegate to appropriate officers of the Company its authority to designate Participants, and to determine the size and type of Awards to be received by those Participants, and to set and modify the terms of such Awards.

3.2Limits on Awards.

(a)Awards granted under this Plan will be denominated in Units. A maximum of 3,000,000 Units may be delivered in satisfaction of Awards under this Plan. The numbers of Units subject to this Section 3.2 shall be subject to adjustment in accordance with the provisions of Section 4.9.

(b)Any Units subject to an Award that is subsequently canceled, forfeited, or expires prior to the actual issuance of Units, whether in full or in part, will be available again for issuance or delivery under the Plan. Any Units that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes, or which are otherwise settled for a cash payment, shall not be added back to the number of Units available for issuance or delivery under the Plan.

(c)The maximum number of Units that may be granted to any one individual during any calendar year may not exceed 150,000 Units (subject to adjustment as provided in Section 4.9 below).

3.3Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who provide services in a capacity contemplated by Section 3.1 as a result of a merger, consolidation, or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity.

3.4Source of Units. Any Units issued pursuant to an Award will consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person; Units otherwise issuable by the Partnership; or any combination of the foregoing, as determined by the Committee in its discretion.

4.Terms of Awards.

4.1General Conditions. In granting an Award under this Plan, the Committee will specify the number of Units subject to the Award and any conditions under which the Award will become vested or forfeited. Vesting may be based on the continued service of the Participant or on the achievement of Performance Goals or Performance Criteria as set out in the Agreement. Units subject to an Award may be fully vested on the Date of Grant. The Committee may not, in whole or in part, waive or accelerate any of the foregoing restrictions.

4.2Effect on Other Plans and Arrangements. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

4.3Agreement. Each Award will be evidenced by an Agreement, which will be executed by the Participant and an authorized officer of the Partnership and which will contain such terms and conditions of the Award as the Committee may determine, subject to the limitations of the Plan. By accepting any Award granted under this Plan, the Participant agrees to the terms of the Award, this Plan, the applicable Agreement, and the Partnership Agreement.

4.4Default Rule - Treatment of UDRs. Unless the Committee expressly provides otherwise in the applicable Agreement, from the Date of Grant, a Participant is entitled to receive UDRs on the Units subject to the Award, which will be paid to the Participant at the same time distributions are made to other unitholders.

4.5Default Rule - Effect of Termination of Employment. Unless the Committee expressly provides otherwise in the applicable Agreement, upon termination of a Participant’s Service for any reason, any Restricted Units will be forfeited automatically as of the Termination Date.

4.6Default Rule - Effect of Change in Control. Notwithstanding any other provisions of the Plan, and unless otherwise expressly addressed in an Award Agreement, the provisions of this Section 4.6 shall apply in the event a Change in Control.

(a)If an Participant is employed by the Partnership or a Martin Group entity on the date a Change in Control occurs and such employment is, within the twenty-four (24) month period commencing on the effective date of such Change in Control, involuntarily terminated, then immediately prior to such termination each Restricted Unit Award granted under this Plan to the Employee shall become immediately vested.

(b)Notwithstanding the provisions of Section 4.6(a), if any Award constitutes a “nonqualified deferred compensation plan” within the meaning of Code Section 409A, the timing of settlement of such Award pursuant to this Section 4.6 shall be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change in Control fails to constitute a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Code Section 409A(a)(2)(A)(v).

(c)If any Award is subject to performance vesting, then each of the Performance Criteria shall be deemed to be satisfied at the target payment level as of the date the Change in Control occurs. If the Award requires continued service with the Partnership or a Martin Group entity through a designated vesting date, then such Award shall be treated in the same manner as a Restricted Unit award under Section 4.6(a) above and the Award shall be paid at the target payment level on the date or dates, as applicable, such Award becomes vested. If the Award does not require continued service with the Partnership or a Martin Group entity through a designated vesting date, then such Award shall be vested and settled on the date of the Change in Control.

4.7Conditions to Delivery of Units.

(a)As the precondition to issuance of Units, the Participant must become a party to, and agree to be bound by, the terms of the Partnership Agreement.

(b)The Committee will not be obligated to deliver any Units pursuant to this Plan or to remove any restriction from outstanding Units until the Committee is satisfied that all legal matters in connection with the issuance and delivery of such Units have been addressed and resolved and all conditions of the Award have been satisfied or waived.

(c)Any certificates or book entry evidence of ownership of Units or other securities of the Partnership delivered under the Plan pursuant to any Award will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Units or other securities are then listed, and any other Applicable Laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or such book entry to make appropriate reference to such restrictions.

4.8Limitations on Transferability. Except as otherwise expressly provided in the applicable Agreement, Restricted Units may not be transferred other than by will or by the laws of descent and distribution. Without limiting the foregoing, Restricted Units may not be assigned, pledged, hypothecated, or transferred in any whatsoever without the consent of the Committee prior to the time they vest in accordance with the terms of this Plan and the applicable Agreement.

4.9Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or stock, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee will, in such manner as it, in its discretion may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) any other limitations contained within this Plan or, subject to Section 5.2, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award will always be a whole number.

5.Tax Provisions.

5.1Participant’s Tax Liability. The Participant is solely responsible for all of his or her tax liability associated with the grant and vesting of any Units granted to such Participant under the Plan. Without limiting the foregoing, unless other arrangements have been made that are acceptable to the Committee, the Partnership, any of its Affiliates, or any Martin Group entity is authorized to withhold or “net” from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or vesting of an Award and to take such other action as may be necessary in the opinion of the Committee to satisfy the withholding obligations for the payment of such taxes.

5.2Code Section 409A. This Plan and all Awards granted under it are intended to comply with, or be exempt from, Code Section 409A. Notwithstanding anything in this Plan to the contrary, the Committee will have the power to amend the Plan and any Agreements to the extent necessary to ensure that an Award will not trigger an excise tax to the Participant under Code Section 409A.

6.General Provisions.

6.1Plan Amendment and Termination. The Committee may at any time amend this Plan or any outstanding Award for any purpose which may at the time be permitted by Applicable Laws (including, without limitation, increasing the maximum number of Common Units subject to the Plan), and may at any time terminate this Plan as to any future grants of Awards. However, except as permitted by Section 5.2, the Committee may not, without the Participant’s consent, alter the terms of an outstanding Award so as to adversely affect the Participant’s rights under the Agreement, unless the Committee expressly reserved the right to do so at the time of the grant of the Award.

6.2Governing Documents. In the event of any contradiction between the Plan and any Agreement or any other written agreement between the Participant and the Partnership, the terms of the Plan will govern, unless it is expressly specified in such Agreement or other written document that a specific provision of the Plan will not apply.

6.3Severability. In the event any portion of the Plan or any action taken pursuant thereto will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action will be null and void.

6.4Governing Law; Conformity with Applicable Laws. To the extent not preempted by federal law, the Plan will be construed in accordance with and governed by the laws of the State of Delaware. Notwithstanding the foregoing, the Plan is intended to conform to the extent necessary with all provisions of all Applicable Laws and any and all regulations and rules promulgated under such provisions, to the extent the Partnership or any Participant is subject to the provisions thereof. The Plan will be administered, Awards will be granted, and the underlying Units may vest only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by Applicable Laws, the Plan and Awards granted under this Plan will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

6.5Rights Limited. No Person will have any claim to be granted any Award under the Plan and the terms and conditions of Awards need not be the same with respect to each Participant. Nothing in this Plan will be construed as giving any Person the right to continued Service with the Partnership or any Martin Group entity or in any way limit their right to terminate the Participant’s Service at any time. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Partnership or any Martin Group entity to the Participant.

6.6Unfunded Plan. This Plan is unfunded. Neither the Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership or any participating Martin Group entity and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership or a Martin Group entity pursuant to an Award, such right will be no greater than the right of any general unsecured creditor of the Partnership or the Martin Group entity.

6.7Forfeiture in Certain Circumstances (“Clawback”). The Committee may, at its sole discretion, terminate any Award if it determines that the recipient of the Award has engaged in material misconduct. For purposes of this Clawback provision, material misconduct includes conduct adversely affecting the Partnership’s financial condition, results of operations, or conduct which constitutes fraud or theft of Partnership assets, any of which require the Partnership to make a restatement of its reported financial statements. The Committee may also specify other conduct requiring the Partnership to make a restatement of its publicly reported financial statements as constituting material misconduct in future Award Agreements. If any material misconduct results in any error in financial information used in the determination of compensation paid to the recipient of an Award and the effect of such error is to increase the payment amount pursuant to an Award, the Committee may also require the recipient to reimburse the Partnership for all or a portion of such increase in compensation provided in connection with any such Award. In addition, if there is a material restatement of the Partnership’s financial statements that affects the financial information used to determine the compensation paid to the recipient of the Award, then the Committee may take whatever action it deems appropriate to adjust such compensation.

6.8Other Compensation Arrangements. The adoption of this Plan will not affect any other compensation or incentive plans in effect for the Partnership or any Martin Group entity.

* * * * *

Appendix
DEFINITIONS
Unless otherwise defined in this Plan (including the preamble), the following terms will have the meanings indicated, unless the context clearly indicates otherwise. All definitions are equally applicable to the singular and plural forms of the terms defined.
“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agreement” means an award agreement as defined in Section 4.1, as it may be amended from time to time according to its terms and in compliance with this Plan.
“Applicable Laws” mean the requirements relating to the administration of equity compensation plans under Delaware corporate and securities laws, U.S. federal and securities laws, the Code, any stock exchange or quotation system on which the Units are listed or quoted, and the applicable laws of any other jurisdiction where Awards are granted under the Plan.
“Award” means an award of Units or Restricted Units under this Plan.
“Board” means the Board of Directors of the Company.
“Change in Control” means any of the following: (i) any sale, lease, exchange, or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Partnership and its subsidiaries to any Person or its Affiliates, other than to the Partnership, its subsidiaries, the Company, or any Affiliates of the foregoing; (ii) any merger, reorganization, consolidation, or other transaction pursuant to which more than 50% of the combined voting power of the equity interests in the Partnership ceases to be owned by Persons who own such interests as of the Date of Grant; or (iii) any transaction that results in the Company no longer being controlled by MRMC or its Affiliates.
“Code Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended and in effect, or any successor statute, including the regulations and guidance issued thereunder.
“Committee” has the meaning provided in Section 2.1.
“Company” means Martin Midstream GP, LLC, a Delaware limited liability company, as general partner of the Partnership, or any successor entity.
“Date of Grant” means the date a particular Award is granted to a Participant by the Committee.
“Employee” means any person employed by the Partnership or a Martin Group entity. Directors who are employed by the Partnership or a Martin Group entity shall be considered Employees under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“MRMC” means Martin Resource Management Corporation or any successor entity.
“Martin Group” means the Company, MRMC, and their respective Affiliates.
“Participant” means Person who is eligible for and selected to receive an Award under Section 3.1.
“Partnership” means Martin Midstream Partners L.P., a Delaware limited partnership, or any successor entity.
“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., as it may be amended and in effect from time to time.
“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following:

1.Revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBIDTA”), earnings before interest and taxes (“EBIT”), achievement of profit, economic value added (“EVA”), and price per Unit);

2.Expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses and overhead costs);

3.Operating measures (which include productivity, operating income, operating earnings, cash flow, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency); cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, sales of services, and sales production);

4.Liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

5.Leverage measures (which include debt reduction, debt-to-equity ratio and net debt);

6.Market measures (which include market share, stock price, growth measure, total stockholder return and market capitalization measures);

7.Return measures (which include book value, book value per unit, return on capital, return on net assets, return on unitholders’ equity; return on assets; unitholder returns, and which may be risk-adjusted);

8.Corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters); and

9.Other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions).

Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be: (i) expressed on an entity-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments or any combination thereof; (ii) in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies; (iii) be absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (v) be based on GAAP or non-GAAP calculations; or (vi) any combination of the foregoing. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, acquisition, divestiture, transaction, event, or similar development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Partnership, or the financial statements of the Partnership, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
“Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Partnership performance or the performance of one or more business units, divisions, subsidiaries or business segments or any combination thereof or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Partnership, or the financial statements of the Partnership, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
“Person” means a natural person, company, limited partnership, general partnership, limited liability company or partnership, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

“Plan” means this 2017 Restricted Unit Plan as defined in the Preamble, as it may be amended from time to time according to its terms.
“Restricted Unit” means a Unit issued under the Plan that is subject to vesting conditions.
“Service” means a Participant’s service relationship with the Partnership or any of its Affiliates. Service will be deemed to continue, unless the Committee expressly provides otherwise, so long as the Participant is providing services in a capacity contemplated by Section 3.1 to the Partnership or any of its Affiliates.
“Termination Date” means the date a Participant’s Service with the Company or any of its Affiliates terminates for any reason, including death or disability.
“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
“Unit” means a Common Unit of the Partnership, as defined and described in the Partnership Agreement.
“Vested Unit” means a Unit that either was fully vested on the Date of Grant or was granted as a Restricted Unit but has vested in accordance with the terms of this Plan and the applicable Agreement.

IMPORTANT SPECIAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 26, 2017.

Vote by Internet
• Go to www.investorvote.com/mmlp
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &
Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

SPECIAL MEETING PROXY CARD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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A Proposals - The Board of Directors recommends a vote FOR Proposals 1-2.

		FOR	AGAINST	ABSTAIN
1.	To approve the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the "New LTIP").	☐	☐	☐

2.
To consider and vote upon the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the New LTIP at the time of the special meeting.
		☐	☐	☐

B Non-Voting Items

Change of Address - Please print your new address below.     Comments - Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting	❑

C Authorized Signatures - This section must be completed for your vote to be counted

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

/ /

2017 Special Meeting Of Unitholders
Admission Ticket
2017 Special Meeting of
MARTIN MIDSTREAM PARTNERS L.P. Unitholders
May 26, 2017, 10:00 A.M. Local Time
4200 Stone Rd, Kilgore, Texas 75662
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy - MARTIN MIDSTREAM PARTNERS L.P.

Notice of 2017 Special Meeting of Unitholders

4200 Stone Rd, Kilgore, Texas 75662
Proxy Solicited by Board of Directors for Special Meeting — May 26, 2017

Chris H. Booth, David L. Cannon, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Unitholders of MARTIN MIDSTREAM PARTNERS L.P. to be held on May 26, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR (To approve the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the “New LTIP”)) and FOR (To consider and vote upon the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the New LTIP at the time of the special meeting.)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)